EXHIBIT 99.1

Nanophase Reports Fourth Quarter and Full-Year 2010 Results; Revenues for the Year Increase by 50 Percent

ROMEOVILLE, Ill., March 9, 2011 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (Nasdaq:NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced today its financial results for the quarter and full year ended December 31, 2010.

2010 Highlights

Increased revenue by 50 percent

Focused on delivering high margin products with greater cost efficiency

Executed a solid business strategy

Experienced strategic growth in target markets

Fourth Quarter

  Revenue for the quarter was $2.0 million, a 29 percent increase, when compared to revenue of $1.6 million for the 2009 fourth quarter.
  Gross margin for the quarter was $0.4 million, or 18 percent of revenue, versus gross margin $0.2 million, or 14 per cent of revenue, for the comparable 2009 quarter.

Year-End December 31, 2010

  Revenue for the year was $9.5 million, a 50 percent increase, when compared to revenue of $6.3 million for the same period in 2009.
  Gross margin for the year was $2.5 million, or 27 percent of revenue, an increase of $1.5 million, or 165 percent of gross margin dollars, versus gross margin of $1.0 million, or 15 percent of revenue for the full year of 2009.
  Net loss for the year was $4.1 million, or $0.19 per share. The net loss for the same period in 2009 was $4.9 million, or $0.23 per share. Results for 2010 include a $0.7 million contract termination charge, while 2009 results include a $0.8 million severance charge partially offset by a $440,000 impairment charge recovery related to financial instruments.

Looking Ahead to 2011

"We set a number of significant milestones for 2010 and 2011. Many were successfully met in 2010 and are the basis for our optimism looking toward 2011," said Nanophase CEO Jess Jankowski. "These milestones were as follows:

  We strengthened our business relationship with BASF as a provider of materials for their personal care products.
  Our new relationship with Altana AG allows Nanophase more flexibility to pursue various market segments more directly, while still providing high quality products to Altana.
  We grew our strategic customer pipeline for our products targeting the $2 billion coatings industry; we expect to see an up-trend in revenue from this pipeline during 2011 and building in 2012.
  The introduction of a new product line, NanoUltra™ developed for commercial window cleaning and restoration. This introduction positioned the company to explore the $9 billion consumer market during 2011.
  We developed and tested product solutions for customers with unmet needs in our top tier markets. A number of these products are expected to deliver revenue in 2011.
  We have a cohesive, strategically aligned management team that thinks entrepreneurially."

Jankowski continued, "We had a good year and I am particularly pleased with the increase in revenue and the improved gross margins. With the successful execution of our business strategy and the progress we have made in our customer direct business model, we move into 2011 with confidence and a more complete set of solutions. Your management team is optimistic for a successful 2011."

Shareholders and members of the financial community are encouraged to participate in the conference call, where Mr. Jankowski will be discussing the company's current and long-term prospects.

Year End 2010 Conference Call

Nanophase has scheduled its quarterly conference call for March 10, 2011, at 10:00 a.m. CST (11:00 a.m. EST). The call will be hosted by Jess Jankowski, president and CEO. To participate in the conference call, dial 877.312.8776, or 408.774.4007 for our international callers; the conference call identification is 46855921. The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, including severance charges and non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company's Form 10-K filed March 31, 2010. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	As of December 31,
ASSETS	2010	2009

Current assets:
Cash and cash equivalents	$ 5,744,322	$ 3,899,393
Investments	30,000	3,594,604
Trade accounts receivable, less allowance for doubtful accounts
of $3,080 and $9,000 on December 31, 2010 and 2009, respectively	765,250	858,706
Other receivable	14,260	477,989
Inventories, net	1,825,882	884,326
Prepaid expenses and other current assets	346,926	294,738
Total current assets	8,726,640	10,009,756

Equipment and leasehold improvements, net	4,721,672	5,557,832
Other assets, net	34,799	37,283
	$ 13,483,111	$ 15,604,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	748	8,470
Accounts payable	918,527	202,975
Accrued expenses	1,047,509	509,206
Accrued discount liability	296,235	--
Accrued severance	--	38,060
Total current liabilities	2,263,019	758,711

Long-term portion of capital lease obligations	--	748
Long-term deferred rent	635,523	617,642
Asset retirement obligations	141,407	134,763
Total long-term liabilities	776,930	753,153

Contingent liabilities:	--	--

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 21,204,162 shares issued and outstanding on December 31, 2010 and
December 31, 2009	212,042	212,042
Additional paid-in capital	92,674,786	92,246,777
Accumulated deficit	(82,443,666)	(78,365,812)
Total stockholders' equity	10,443,162	14,093,007
	$ 13,483,111	$ 15,604,871

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

	Years ended December 31,

	2010	2009
Revenue:
Product revenue	$ 9,061,931	$ 5,937,100
Other revenue	399,253	383,226
Total revenue	9,461,184	6,320,326

Operating expense:
Cost of revenue	6,935,287	5,368,719
Gross profit	2,525,897	951,607

Research and development expense	1,614,923	1,615,894
Selling, general and administrative expense	4,311,562	3,852,737
Agreement termination charges	700,000	--
Severance charges	--	794,069
Loss from operations	(4,100,588)	(5,311,093)
Interest income	22,581	89,615
Interest expense	(2,326)	(35,813)
Auction rate securities settlement	--	440,000
Realized loss on investment	--	(60,000)
Other, net	2,479	(12,052)
Loss before provision for income taxes	(4,077,854)	(4,889,343)
Provision for income taxes	--	--
Net loss	$ (4,077,854)	$ (4,889,343)

Net loss per share-basic and diluted	$ (0.19)	$ (0.23)

Weighted average number of common
shares outstanding	21,204,162	21,202,492

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

	Years ended December 31,

	2010	2009
Revenue:
Product revenue	$ 9,061,931	$ 5,937,100
Other revenue	399,253	383,226
Total revenue	9,461,184	6,320,326

Operating expense:
Cost of revenue detail:
Depreciation	889,399	939,229
Non-cash equity compensation	54,595	47,719
Other costs of revenue	5,991,293	4,381,771
Cost of revenue	6,935,287	5,368,719
Gross Profit	2,525,897	951,607

Research and development expense detail:
Depreciation	161,784	228,294
Non-cash equity compensation	101,531	103,093
Other research and development expense	1,351,608	1,284,507
Research and development expense	1,614,923	1,615,894

Selling, general and administrative expense detail:
Depreciation and amortization	98,979	80,343
Non-cash equity compensation	338,490	302,445
Other selling, general and administrative expense	3,874,093	3,469,949
Selling, general and administrative expense	4,311,562	3,852,737
Agreement termination charges	700,000	--
Severance charges	--	794,069
Loss from operations	(4,100,588)	(5,311,093)
Interest income	22,581	89,615
Interest expense	(2,326)	(35,813)
Auction rate securities settlement	--	440,000
Realized loss on investments	--	(60,000)
Other, net	2,479	(12,052)
Loss before provision for income taxes	(4,077,854)	(4,889,343)
Provision for income taxes	--	--
Net loss	$ (4,077,854)	$ (4,889,343)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	(20,255)	(53,802)
Addback Other Deferred Revenue	--	(74,243)
Addback Depreciation/Amortization	1,150,162	1,247,866
Addback Agreement Termination Charges	700,000	--
Addback Settlement	--	(440,000)
Addback Severance Charge	--	794,069
Addback Non-Cash Equity Compensation	494,616	453,257

Adjusted EBITDA	$ (1,753,331)	$ (2,962,196)

CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708